Exhibit 99.1

CryoPort Names Robert Stefanovich as Chief Financial Officer

Sales Team Bolstered with East Coast Senior Sales Directors

SAN DIEGO – June 28, 2011 — CryoPort, Inc. (OTCBB: CYRX) today announced that it has named Robert S. Stefanovich, 46, as Chief Financial Officer, Treasurer and Corporate Secretary. Mr. Stefanovich has 20 years of experience in financial management, including more than a decade as a senior level financial executive in the healthcare and technology industries.

“Robert is a seasoned financial executive who can effectively lead and manage our growth,” said Larry Stambaugh, CryoPort’s Chairman and Chief Executive Officer. “Robert has developed and implemented financial and operating plans that maximized profitability while developing business. He also has strong international experience that will be important in our next phase of growth.”

“The growth opportunities that CryoPort has are considerable,” said Stefanovich, “I am excited to work with the CryoPort team in building its business both domestically and internationally around their state-of-the-art shipping solution.”

Most recently, Mr. Stefanovich served as Chief Financial Officer of Novalar Pharmaceuticals, Inc., a venture-backed specialty pharmaceutical company. Previously he served as Chief Financial Officer with three publicly traded companies, including Xcorporeal, Inc., a medical device company, Artemis International Solutions Corporation, a software company, and Aethlon Medical, Inc., a medical device company. Earlier, he was Vice President of Administration at SAIC, a Fortune 500 company. Mr. Stefanovich also served as a member of the Software Advisory Group and an Audit Manager with Price Waterhouse LLP’s (now PricewaterhouseCoopers) technology practice in San Jose, California and Frankfurt, Germany. He currently also serves as a board member of Project InVision International, a leading provider of business performance improvement solutions. He received his Masters of Business Administration and Engineering from University of Darmstadt in Germany.

The Company also announced that it has expanded its sales and marketing team with the addition of two senior sales directors, Curt Kole and Timothy McClatchy. Mr. Kole, who will manage the Northeast region, has 25 years of sales and marketing experience in the transportation and logistics industry, including serving as a national accounts manager with FedEx Custom Critical (FXCC) serving Fortune 100 firms. While at FXCC he played a key role in developing and implementing the firm’s cold chain strategy for the pharmaceutical and biotechnology industries. Mr. McClatchy, who will manage the Southeast region, has more than 15 years of sales management experience in the transportation industry. Most recently, he was director of sales and marketing for Priority Solutions, a third-party logistics firm; earlier he was a regional customer manager at DHL. In both positions he was responsible for developing and managing relationships with large healthcare customers.

“The expansion of our sales team reflects the significant opportunities we are seeing in our target markets,” said Mr. Stambaugh. “We are very pleased to bring Curt and Tim to CryoPort, as both have extensive relationships in the healthcare, pharmaceutical and biotechnology industries, and have a proven ability to sell logistics services and grow customer accounts.”

About CryoPort, Inc.

CryoPort (www.cryoport.com) has developed a leading edge, proprietary, technology-driven transport and packaging system focused on providing a solution that replaces dry ice for the frozen shipping market in the growing global life science industry. The products developed by CryoPort have a 10+ day holding time, are using “green” materials and are essential components of the infrastructure required for the testing, research and end-user delivery of temperature-sensitive medicines and biomaterials in an increasingly complex global logistical environment.

Forward Looking Statements

Statements in this press release which are not purely historical, including statements regarding CryoPort, Inc.’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that the company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the company’s cash flow, market acceptance risks, and technical development risks. The company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the company’s SEC reports including, but not limited to, the annual report on Form 10-K for the year ended March 31, 2011. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. CryoPort, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

Lippert/Heilshorn & Associates
Don Markley
310-691-7100
dmarkley@lhai.com